EXHIBIT 16



                            JANET LOSS, C.P.A., P.C.
                          CERTIFIED PUBLIC ACCOUNTANT
                      3525 SOUTH TAMARAC DRIVE, SUITE 120
                             DENVER, COLORADO   80237
                                  303-220-0227

July 5, 1999



Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

I have read Item 4 of the Report on Form 8-K of New World Publishing, Inc. and I agree with statements contained therein as they relate to our firm.


Very truly yours,


/s/ Janet Loss
---------------------------
Janet Loss
Certified Public Accountant


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